RAMP SERIES 2005-RS6 TRUST

NO PREPAY STRESS	Class M2			Class M5
Fwd LIBOR/Swap Shift	Forward LIBOR	+200bp		Forward LIBOR	+200bp
Prepay Assumptions	1.00x Base Case	1.00x Base Case		1.00x Base Case	1.00x Base Case

Loss Severity: 40%
Recovery Delay: 12 months
% Cum Loss Yield Break	15.83%	15.27%		12.08%	11.39%
CDR - Yield Break	18.51 CDR	17.60 CDR		12.89 CDR	11.95 CDR
% Cum Loss 1st $ Principal Loss	15.79%	15.24%		12.06%	11.37%
CDR - 1st $ Principal Loss	18.45 CDR	17.55 CDR		12.86 CDR	11.92 CDR

Loss Severity: 60%
Recovery Delay: 12 months
% Cum Loss Yield Break	16.50%	15.74%		12.58%	11.72%
CDR - Yield Break	11.45 CDR	10.79 CDR		8.23 CDR	7.57 CDR
% Cum Loss 1st $ Principal Loss	16.46%	15.70%		12.54%	11.70%
CDR - 1st $ Principal Loss	11.41 CDR	10.75 CDR		8.20 CDR	7.55 CDR

Loss Severity: 40%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	13.85%	4.38%		10.52%	9.70%
CDR - Yield Break	15.42 CDR	3.95 CDR		10.83 CDR	9.79 CDR
% Cum Loss 1st $ Principal Loss	13.82%	13.68%		10.50%	10.08%
CDR - 1st $ Principal Loss	15.37 CDR	15.15 CDR		10.80 CDR	10.27 CDR

Loss Severity: 60%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	14.96%	4.69%		11.38%	10.67%
CDR - Yield Break	10.14 CDR	2.75 CDR		7.32 CDR	6.79 CDR
% Cum Loss 1st $ Principal Loss	14.91%	14.41%		11.35%	10.67%
CDR - 1st $ Principal Loss	10.10 CDR	9.68 CDR		7.30 CDR	6.79 CDR

PREPAY STRESS

Fwd LIBOR/Swap Shift	Forward LIBOR	+200bp	+200bp	Forward LIBOR	+200bp	+200bp
Prepay Assumptions	1.00x Base Case	0.50x Base Case	Fixed - 50%	1.00x Base Case	0.50x Base Case	Fixed - 50%
			Floating - 100%			Floating - 100%

Loss Severity: 50%
Recovery Delay: 12 months
% Cum Loss Yield Break	16.22%	20.03%	15.60%	12.38%	16.51%	10.89%
CDR - Yield Break	14.15 CDR	10.4 CDR	12.07 CDR	10.05 CDR	7.86 CDR	7.59 CDR
% Cum Loss 1st $ Principal Loss	16.18%	19.95%	15.56%	12.34%	16.48%	11.57%
CDR - 1st $ Principal Loss	14.10 CDR	10.34 CDR	12.02 CDR	10.02 CDR	7.84 CDR	8.18 CDR

Loss Severity: 50%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	14.49%	17.77%	5.06%	11.01%	9.72%	5.03%
CDR - Yield Break	12.23 CDR	8.72 CDR	3.12 CDR	8.73 CDR	3.99 CDR	3.10 CDR
% Cum Loss 1st $ Principal Loss	14.45%	17.74%	14.15%	10.99%	14.57%	10.47%
CDR - 1st $ Principal Loss	12.19 CDR	8.70 CDR	10.59 CDR	8.71 CDR	6.63 CDR	7.23 CDR

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by
CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the under-
lying assests has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliiates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced seurity will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to by nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities my not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securites.